UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2011
Date of Report (Date of earliest event reported)

COGITO MEDIA GROUP INC.
Formerly known as Kurrant Mobile CateringInc.

(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 Sherbrooke West, Suite 305 Montreal, Quebec, Canada	H2X 1Y2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

Kurrant Mobile Catering Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Investment Agreement
Registration Rights Agreement

Effective June 7, 2011, Cogito Media Group Inc., formerly known as Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into an investment agreement (the “Investment Agreement”) with Centurion Private Equity LLC, a Georgia limited liability company (“Centurion”). In accordance with the terms and provisions of the Investment Agreement, Centurion has committed to purchase for consideration, subject to certain condtions and limitations set forth in the Investment Agreement, including limitations based upon the price and trading volume of the Corporation’s common stock, up to an aggregate of $10,000,000.00 of the Corporation’s common stock over the next thirty-six months. In consideration for Centurion entering into the Investment Agreement, the Corporation subsequently issued to Centurion an aggregate of 44,642,857 shares of its restricted commonstock as commitment shares.

Pursuant to the terms of and in consideration for Centurion entering into the Investment Agreement, the Corporation has further agreedto provide Centurion with certain registration rights under the Securities Actof 1933, as amended (the “Securities Act”), with regards to the shares of common stock of the Corporation to be issued to Centurion. The Corporation intends to file a registration statement on Form S-1 registering up to an aggregate of 200,000,000 shares of its common stock.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective June 10,  2011, the Board of Directors authorized the issuance of an aggregate of 44,642,857 shares of its restricted common stock to Centurion. The  aggregate 44,642,857 shares of common stock were issued to Centurion in reliance on Rule 506 of Regulation D,  promulgated under the Securities Act . The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Centurion acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Therefore, as of the date of this Current Report, there are approximately 637,733,959 shares of common stock issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1  Investment Agreement dated June 7, 2011 by and between Kuuant Mobile Catering Inc. and Centurion Private Equity LLC.

10.2  Registration Rights Agreement dated June 7, 2011 by and between Kurrant Mobile Catering and Centurion Private Equity LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGITO MEDIA GROUP INC.

DATE: June 13, 2011	By:	/s/Pierre Turgeon
Name: Pierre Turgeon
Title: President/Chief Executive Officer